UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2016
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
600 Technology Park Drive
Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (978) 600-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers
On February 9, 2016, the Board of Directors (the “Board”) of Insulet Corporation (the “Company”) appointed David A. Lemoine to serve as an independent Class II director. There are no transactions involving Mr. Lemoine requiring disclosure under Item 404(a) of Regulation S-K. In connection with Mr. Lemoine’s appointment, the Board adopted a resolution increasing its size from eight to nine directors effective as of February 9, 2016. The Board has also appointed Mr. Lemoine to the Audit Committee of the Board.

As a non-employee director, Mr. Lemoine will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program.

Item 7.01.	Regulation FD Disclosure
On February 9, 2016, Insulet Corporation (the “Company”) issued a press release regarding the appointment of Mr. Lemoine to the Board and Audit Committee. A copy of the press release is furnished herewith as Exhibit 99.1. Such press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 9, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

February 10, 2016	By:	/s/ Michael L. Levitz
Chief Financial Officer